Exhibit 10.7

STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (the “Agreement”) is made and entered into, effective as of June 30, 2011 (the “Effective Date”), by and between Daniel Fisher, an individual with an address at 23 Marlee Road, Pleasant Hill, CA 94523 (the “Optionor”), and Opko Health, Inc., with an address at 4400 Biscayne Boulevard, Miami Florida 33137 (the “Optionee”).

RECITALS:

WHEREAS, Optionor is the owner of 6,650,000 shares (the “Optionor Shares”) of the common stock, par value $0.001 per share (the “Common Stock”), of Biozone Pharmaceuticals, Inc. (the “Company”).

WHEREAS, Optionor desires to grant and issue to Optionee, a 2 month option, subject to extension (the “Option”) to acquire 5,320,000 shares of Company Common Stock (the “Option Shares”), with a right to extend such Option for an additional period of 18 months (the “Extension Period”) upon payment of $100,000.00 on or prior to the initial expiration date of the Option (the “Extension Payment”).

AGREEMENTS:

NOW, THEREFORE, FOR VALUABLE CONSIDERATION, receipt which is hereby acknowledged, Optionor hereby issues and grants to Optionee the following option:

Section 1. Sale of Option.  Subject to the terms and conditions set forth below, the Optionor hereby grants to Optionee, a 2 month option to purchase the Option Shares at a per share purchase price from Optionor of $1.00 per share (the “Initial Exercise Price”).  In addition, Optionee shall have the further irrevocable right and option prior to expiration of the Extension Period, upon payment of the Extension Payment, to purchase the Option Shares at an Exercise Price per share (the “Blended Exercise Price”) determined as follows:

(i)	4,256,000 Option Shares at $1.00 per share: and

(ii)	1,064,000 Option Shares at the volume weighted average price (VWAP) of the Company’s common stock as reported on Bloomberg for a period of sixty (60) consecutive trading immediately prior to exercise.

The Option is exercisable at any time and from time to time during its term and the Extension Period, in whole or in part.  This Option is assignable in the discretion of the Optionee.

Section 2. Manner of Exercise of Option.  Optionee may exercise the Option only by delivering to the Optionor (a) a written notice of exercise specifying the number of shares with respect to which the Option is to be exercised and the address to which the certificate representing such shares is to be mailed, (b) cash, wire, certified or bank check or postal money order payable to the order of the Optionor for an amount equal to the Initial Exercise Price or Blended Exercise Price of such Optionor Shares as to which an exercise applies.  Until expiration of the Option, Optionor shall deliver to the custody and control of Optionee stock certificates for the Option Shares, together with duly executed stock powers and medallion signature guarantees to be held by Optionee.  Optionee is hereby duly authorized, upon payment of the Initial Exercise Price or Blended Exercise Price to Optionor for any Option Shares, to instruct the Transfer Agent to issue Common Stock in the name of the Optionee, or its designee, and to return to Optionee’s custody and control, the balance unexercised Option Shares, until the expiration of the Option, including through and including the expiration of the Extension Period.

Section 3. Affiliate Restrictions.   Optionee acknowledges Optionor may be deemed an Affiliate and as a result, upon exercise of the Option, Optionee may acquire shares subject to restriction on resale under the federal securities laws.

Section 4. Delivery of Option Shares.  Within a reasonable time following the receipt by the Optionor of the written notice and payment of the Initial Exercise Price or the Blended Exercise Price for the Option Shares to be purchased hereunder and the fulfillment by Optionee of the conditions precedent to exercise, the Optionor shall cause to be delivered to Optionee at the address specified above, a certificate or certificates for the number of Option Shares with respect to which the Option is then being exercised, registered in the name of the Optionee; provided, however, that such delivery will be deemed effected for all purposes when such certificate or certificates will have been effectively transferred by Optionor by virtue of instructions given by Optionor to the Company transfer agent, and the recordation by the transfer agent of such transfer.

Section 5. Legend.  Unless and until the Option Shares represented by this Option are registered under the Securities Act of 1933 (the “Securities Act”), all certificates representing the Option Shares and any certificates subsequently issued in substitution therefor and any certificate for any securities issued pursuant to any stock split, share reclassification, stock dividend or other similar capital event shall bear legends in substantially the following form:

“THESE SECURITIES HAVE NOT BEEN REGISTERED OR OTHERWISE QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR UNDER THE APPLICABLE OR SECURITIES LAWS OF ANY STATE. NEITHER THESE SECURITIES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE SECURITIES LAWS OF ANY STATE, UNLESS PURSUANT TO EXEMPTIONS THEREFROM.”

Section 6. Lock-up.  Commencing upon the date of this Agreement, other than with respect to the Option granted hereunder, all Optionor Shares as to which the Option shall not have then been exercised, shall for a period of 18 months thereafter (the “Lock up Period”), be restricted as follows: the Optionor shall not directly or indirectly, (i) offer, sell, offer to sell, contract to sell, hedge, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or sell (or announce any offer, sale, offer of sale, contract of sale, hedge, pledge, sale of any option or contract to purchase, purchase of any option or contract of sale, grant of any option, right or warrant to purchase or other sale or disposition), or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future), any Optionor Shares, beneficially owned, within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by the undersigned on the date hereof or hereafter acquired or (ii) enter into any swap or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any Optionor Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of any Optionor Shares (each of the foregoing, a “Prohibited Sale).  Notwithstanding the foregoing, commencing on the twelve (12) months anniversary of the date of this Agreement, the undersigned may sell up to ten (10%) percent of the Optionor Shares issued to the undersigned in each calendar month, on a non-cumulative basis (but not to exceed the difference between the total number of Optionor Shares and the number of Option Shares subject to this option).

Section 7. Adjustments Upon Changes in Capitalization.  The existence of this Option will not affect in any way the right or power of the Company to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or tile rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.  If the Company will effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Common Stock outstanding, without receiving compensation therefor in money, services or property, then the number, class, and per share price of shares of stock subject to this Option will be appropriately adjusted in such a manner as to entitle the Optionee to receive upon exercise of this Option, for the same aggregate cash consideration, the same total number and class of shares that the owner of an equal number of outstanding shares of Common Stock would own as a result of the event requiring the adjustment.  Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares of obligations of the Company convertible into such shares or other securities, will not affect, and no adjustment by reason thereof will be made with respect to, the number or price of shares of Common Stock then subject to this Option.

Section 8. Effect of Certain Transactions.  If the Company is a party to a merger or reorganization with one or more other corporations, whether or not the Company is the surviving or resulting corporation, or if the Company consolidates with or into one or more other corporations, or if the Company is liquidated, or if there is a sale or other disposition of substantially all of the Company's capital stock or assets to a third party or parties (each hereinafter referred to as a "Transaction"), in any case while this Option remains outstanding: (a) subject to the provisions of clause (b) below, after the effective date of such Transaction this Option will remain outstanding and will be exercisable in shares of Common Stock or, if applicable, shares of such stock or other securities, cash or property as the Optionee’s of shares of Common Stock received pursuant to the terms of such Transaction; or (b) the time for exercise of this Option will be accelerated so that this Option will be fully exercisable on or prior to the effective date of such Transaction; provided that (x) notice of such acceleration will be given to the Optionee, (y) the Optionee will have the right to exercise this Option in part or in full prior to the effective date of such Transaction, and (z) to the extent not so exercised, this Option will be canceled prior to or as of such effective date.

Section 9. Rights of Optionee.  No person will, by virtue of this Option, be deemed to be a holder of any shares purchasable under this Option or to be entitled to the rights or privileges of a holder of such shares unless and until this Option has been exercised with respect to such shares and they have been issued pursuant to that exercise of this Option.  Nothing herein contained will impose any obligation upon the Optionee to exercise this Option.

Section 10. Dividend Restriction.  The Optionee shall not be entitled to receive any dividends declared by the Company to the extent that the Option has not been exercised.

Section 11. Notices.  All notices permitted or required by this Agreement shall be in writing and shall be deemed to be delivered and received (i) when personally delivered, or (ii) on the day on which sent by facsimile, electronic mail, or other similar device generating a receipt evidencing a successful transmission (provided that on that same date a copy of the notice is deposited in the United States mail, first-class-certified mail, postage prepaid), or (iii) on the second (2nd) business day after the day on which deposited in the United States mail, first-class-certified mail, postage prepaid, transmitted or addressed to the person for whom intended, at the facsimile number, email address, or mailing address appearing at the end of this Agreement, or such other facsimile number, email address, or mailing address, notice of which is given in the manner contemplated by this Section 11.

Section 12.  Governing Law.  This Option shall be governed by the laws of the State of New York.

Section 13. Lockup. The Company hereby consents to the exercise of the Option and waives any and all lockup agreements applicable to Optionor with respect to the Option Shares, effective upon exercise of this Option and upon purchase by Optionee (or assigns) such shares shall be released from any and all lockup agreements Including, without limitation, the provisions of Section 6 hereof and any and all other agreements or understanding with the Company to refrain from any sale of disposition of the Option or any Option Shares.

(signatures appear on following page)

IN WITNESS WHEREOF, the parties have executed this Option, as of the Effective Date.

"OPTIONOR:"	"OPTIONEE:"

Daniel Fisher	Opko Health, Inc.

______________________________	______________________________

Address and Facsimile No. for Notices:	Address and Facsimile No. for Notices:

Email:	Email:

Facsimile No: _________________________	Facsimile No: _________________________

Agreed and Accepted (with respect to Section 6 and 13 only)

BIOZONE PHARMACEUTICALS, INC.

By: _________________________

Name: Roberto Prego-Novo
Title: President

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